Exhibit 99.1

THE WENDY’S COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Dublin, Ohio (February 26, 2020) – The Wendy’s Company (Nasdaq: WEN) today reported results for the fourth quarter and fiscal year ended December 29, 2019.

“We delivered a very strong year of sales growth and have laid the foundation in 2019 to set the Wendy’s® brand up for future success,” President and Chief Executive Officer Todd Penegor said. “We have momentum in our business as evidenced by our accelerating sales growth in the second half of the year, which sets us up well going into 2020. Our focus remains on efficient, accelerated growth behind our three major growth pillars: entering the breakfast daypart, growing our digital business, and expanding our International footprint. We are well positioned to drive growth in 2020 and I’m more confident than ever that we will achieve our vision of becoming the world’s most thriving and beloved restaurant brand.”

Fourth Quarter and Full Year 2019 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights(1)

	Fourth Quarter		Full Year
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Systemwide Sales Growth(2)
North America	5.7%	1.4%	4.2%	2.0%
International(3)	9.8%	12.1%	9.9%	13.0%
Global	5.9%	1.9%	4.4%	2.5%

North America Same-Restaurant Sales Growth(2)	4.3%	0.2%	2.8%	0.9%

Restaurant Openings
North America - Total / Net	46 / 33	44 / 37	122 / 56	108 / 48
International - Total / Net	25 / 12	9 / 5	60 / 21	51 / 29
Global - Total / Net	71 / 45	53 / 42	182 / 77	159 / 77

Systemwide Sales (In US$ Millions)(4)
North America	$2,605	$2,464	$10,387	$9,994
International(3)	$146	$133	$557	$519
Global	$2,751	$2,597	$10,944	$10,513

Global Reimaging Completion Percentage (Life-to-date)			58%	50%

(1) As of Q4 2019, the Company has revised its segment disclosures and will now be reporting on three segments which are Wendy’s U.S., Wendy’s International and Global Real Estate & Development. As a result, Q4 2019 will be the last time the Company reports the operational highlights described above under its old reporting structure. Please see page 15 of this release for Q4 and full year operational highlights for the Company’s new segment reporting structure.

(2) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(3) Excludes Venezuela, and beginning in the third quarter of 2018, Argentina.

(4) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights

	Fourth Quarter			Full Year
	2019	2018	B / (W)	2019	2018	B / (W)
(In Millions Except Per Share Amounts)	(Unaudited)			(Unaudited)
Total Revenues	$427.2	$397.8	7.4%	$1,709.0	$1,589.9	7.5%
Adjusted Revenues(1)	$341.7	$316.8	7.9%	$1,369.5	$1,263.9	8.4%
Company-Operated Restaurant Margin	14.3%	16.0%	(1.7)%	15.5%	15.8%	(0.3)%
General and Administrative Expense	$53.9	$71.4	24.5%	$200.2	$217.5	8.0%
Operating Profit	$36.7	$45.8	(19.9)%	$262.6	$249.9	5.1%
Net Income	$26.5	$18.8	41.0%	$136.9	$460.1	(70.2)%
Adjusted EBITDA	$83.4	$107.8	(22.6)%	$412.8	$415.4	(0.6)%
Reported Diluted Earnings Per Share	$0.11	$0.08	37.5%	$0.58	$1.88	(69.1)%
Adjusted Earnings Per Share	$0.08	$0.16	(50.0)%	$0.59	$0.59	—%
Cash Flows from Operations				$288.9	$224.2	28.9%
Capital Expenditures				$(74.5)	$(69.9)	(6.6)%
Free Cash Flow(2)				$221.0	$231.3	(4.5)%

(1) Total revenues less advertising funds revenue.

(2) Cash flows from operations minus capital expenditures, the impact of our advertising funds, for 2018, the impact of taxes paid on the sale of our ownership interest in Inspire Brands, Inc. and, for 2019, the tax effect of gain on other investments in equity securities.

Fourth Quarter Financial Highlights

Revenues and Adjusted Revenues

The increase in revenues and adjusted revenues was primarily driven by higher sales at Company-operated restaurants and an increase in franchise royalty revenue. Higher sales at Company-operated restaurants was the result of positive same-restaurant sales and an increase in the number of restaurants in operation. The increase in franchise royalty revenue was primarily driven by positive same-restaurant sales and new restaurant development. Revenues and adjusted revenues also benefited from an increase in franchise rental income which was driven by approximately $9 million in pass-through payments related to subleases as the result of the new lease accounting standard. This incremental revenue was completely offset by a corresponding gross up in franchise rental expense.

Company-Operated Restaurant Margin

The decrease in Company-operated restaurant margin was primarily the result of labor rate inflation, higher insurance costs, higher commodity costs, and customer count declines, partially offset by pricing actions and positive mix benefits.

General and Administrative Expense

The decrease in general and administrative expense was primarily due to the $27.5 million legal reserve that was recorded in the fourth quarter of 2018 relating to the settlement of the Financial Institutions case. Excluding this reserve, general and administrative expense would have increased by approximately $10 million, or 23 percent, primarily driven by a higher incentive compensation accrual.

Operating Profit

The decrease in operating profit resulted primarily from an increase in franchise support and other costs, mainly due to the investments to support the U.S. system in advance of its breakfast launch, higher reorganization and realignment costs, and a decrease in net rental income, partially offset by lower general and administrative expense and an increase in franchise royalty revenue and fees.

Net Income

The increase in net income resulted primarily from a cash settlement related to a previously held investment, partially offset by a decrease in operating profit and a higher provision for income taxes.

Adjusted EBITDA

The decrease in adjusted EBITDA resulted primarily from an increase in franchise support and other costs, mainly due to the investments to support the U.S. system in advance of its breakfast launch, an increase in general and administrative expense (excluding the legal reserve recorded in Q4 2018 relating to the settlement of the Financial Institutions case), and a decrease in net rental income, partially offset by an increase in franchise royalty revenue and fees.

Adjusted Earnings Per Share

The decrease in adjusted earnings per share resulted primarily from a decrease in adjusted EBITDA.

Full Year Financial Highlights

Revenues and Adjusted Revenues

The increase in revenues and adjusted revenues was primarily driven by higher sales at Company-operated restaurants and an increase in franchise royalty revenue. Higher sales at Company-operated restaurants was the result of positive same-restaurant sales and an increase in the number of restaurants in operation. The increase in franchise royalty revenue was primarily driven by positive same-restaurant sales and new restaurant development. Revenues and adjusted revenues also benefited from an increase in franchise rental income which was driven by approximately $38 million in pass-through payments related to subleases as the result of the new lease accounting standard. This incremental revenue was completely offset by a corresponding gross up in franchise rental expense.

Company-Operated Restaurant Margin

The decrease in Company-operated restaurant margin was primarily the result of labor rate inflation, higher commodity costs, and customer count declines, partially offset by pricing actions and positive mix benefits.

General and Administrative Expense

The decrease in general and administrative expense was primarily due to the $27.5 million legal reserve that was recorded in the fourth quarter of 2018 relating to the settlement of the Financial Institutions case. In the third quarter of 2019, the Company had a $2.8 million reduction in a legal reserve as a result of an increase in anticipated insurance proceeds available for use related to the settlement of the Financial Institutions case. Excluding these impacts, general and administrative expense would have increased by approximately $13 million, or 7 percent, primarily driven by a higher incentive compensation accrual.

Operating Profit

The increase in operating profit resulted primarily from an increase in franchise royalty revenue and lower general and administrative expense, partially offset by an increase in franchise support and other costs, mainly due to the investments to support the U.S. system in advance of its breakfast launch and the Company’s investment in scanners on behalf of the North America system, as well as higher reorganization and realignment costs.

Net Income

The decrease in net income resulted primarily from the sale of our ownership interest in Inspire Brands in the third quarter of 2018 for $450 million (~$352 million, net of tax).

Adjusted EBITDA

The decrease in adjusted EBITDA resulted primarily from an increase in franchise support and other costs, mainly due to the investments to support the U.S. system in advance of its breakfast launch and the Company’s investment in scanners on behalf of the North America system, and an increase in general and administrative expense (excluding the legal reserve recorded in Q4 2018 relating to the settlement of the Financial Institutions case and the adjustment to this legal reserve in Q3 2019), partially offset by an increase in franchise royalty revenue and an increase in restaurant margin dollars due to an increase in the number of restaurants in operation.

Adjusted Earnings Per Share

Adjusted earnings per share was flat to the prior year as the result of fewer shares outstanding due to the Company’s share repurchase programs, offset by an increase in income taxes due to a higher tax rate.

Free Cash Flow

The decrease in free cash flow resulted primarily from an increase in capital expenditures and unfavorable changes in working capital.

Company Repurchases 10.2 million shares for $217.7 million in 2019; Board of Directors Approves a New $100 Million Share Repurchase Program

The Company repurchased 10.2 million shares for $217.7 million in 2019. The Company has repurchased 1.9 million shares for $28.8 million in the first quarter of 2020 to date which resulted in the completion of its $225 million share repurchase authorization that was set to expire on March 1, 2020. The Company’s Board of Directors has approved a new $100 million share repurchase authorization, expiring on February 28, 2021.

Segment Reporting Changes

During 2019, the Company realigned its management and operating structure to increase efficiencies and to accelerate long-term growth. The Company changed its previous North America and International segments by (1) combining its Canadian business with its International segment and (2) separating its real estate and development operations into its own segment. As a result of these changes, the Company is now comprised of the following segments and will report on these moving forward: (1) Wendy’s U.S., (2) Wendy’s International and (3) Global Real Estate & Development. For more information regarding the changes related to our new segment reporting structure and for our 2017-2019 (including 2019 by quarter) results as reported under this new structure, please reference the Segment Reporting Update presentation that is publicly available in the Financials - Supplemental Financial Information section of the Company’s Investor Relations website at www.irwendys.com.

2020 Outlook

This release includes forward-looking guidance for certain non-GAAP financial measures, including systemwide sales, adjusted EBITDA, adjusted earnings per share and free cash flow. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share and free cash flow, such as the impact from our advertising funds, including the net change in the restricted operating assets and liabilities and any excess or deficit of advertising funds revenues over advertising funds expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization (gains) losses, net, loss on early extinguishment of debt, the impact of the settlement of the Financial Institutions case and the timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share or net cash provided by operating activities, or a reconciliation of those projected measures.

During 2020, the Company Expects:

•	Global systemwide sales of approximately $12.0 to $12.5 billion.
•	Adjusted EBITDA of approximately $425 to $435 million.
•	Adjusted earnings per share of approximately $0.60 to $0.62.
•

Cash flows from operations of approximately $285 to $295 million, including the impact of the settlement of the Financial Institutions case. Excluding the impact of the settlement, the Company expects cash flows from operations of approximately $305 to $315 million.

•	Capital expenditures of approximately $75 million.
•

Free cash flow of approximately $230 to $240 million, excluding the approximately $20 million tax-effected impact from the settlement of the Financial Institutions case, which was finalized in January 2020. Including the impact of the settlement, the Company expects free cash flow of approximately $210 to $220 million.

Conference Call and Webcast Scheduled for 8:30 a.m. Today, February 26

The Company will host a conference call on Wednesday, February 26 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (866) 211-4759 for domestic callers and (647) 689-6752 for international callers. An archived webcast and presentation materials will be available on the Company’s Investor Relations website.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the impact of competition, including from outside the quick-service restaurant industry; (2) changes in consumer tastes and preferences and discretionary consumer spending; (3) prevailing conditions and disruptions in the national and global economies, including areas with a high concentration of Wendy’s restaurants; (4) food safety events, including instances of food-borne illness, involving Wendy’s, its supply chain or other food service companies; (5) the success of the Company’s operating, promotional, marketing or new product development initiatives, including risks associated with its plans to enter the breakfast daypart across the U.S. system; (6) the Company’s ability to achieve its growth strategy through net new restaurant development, including the availability of suitable locations and terms, and the success of its Image Activation program, including the ability of reimaged restaurants to positively affect sales; (7) changes in commodity and other operating costs, including supply, distribution and labor costs; (8) the Company’s ability to attract and retain qualified restaurant personnel; (9) shortages or interruptions in the supply or distribution of food or other products and other risks associated with the Company’s independent supply chain purchasing co-op; (10) consumer concerns regarding the nutritional aspects of the Company’s products; (11) the effects of disease outbreaks, epidemics or pandemics; (12) the effects of negative publicity that can occur from increased use of social media; (13) risks associated with the Company’s international operations, including its ability to achieve its international growth strategy; (14) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (15) the Company’s dependence on computer systems and information technology, including risks associated with the failure, interruption or breach of its systems or technology or other cyber incidents or deficiencies; (16) risks associated with the Company’s plan to realign and reinvest resources in its IT organization to accelerate growth; (17) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (18) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest or other catastrophic events; (19) the availability and cost of insurance; (20) the Company’s ability to protect its intellectual property; (21) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership structure; (22) compliance with legal or regulatory requirements, the impact of legal or regulatory proceedings and risks associated with an increased focus on environmental, social and governance issues; (23) risks associated with leasing and owning significant amounts of real estate, including a decline in the value of the Company’s real estate assets or liability for environmental matters; (24) the effects of charges for impairment of goodwill or other long-lived assets; (25) risks associated with the Company’s securitized financing facility and other debt agreements, including its overall debt levels; (26) the availability, terms and deployment of capital, including the amount and timing of equity and debt repurchases; and (27) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

In addition to the factors described above, there are risks associated with the Company’s predominantly franchised business model that could impact its results, performance and achievements. Such risks include the Company’s ability to identify, attract and retain experienced and qualified franchisees, the business and financial health of franchisees, the ability of franchisees to meet their royalty, advertising, development, reimaging and other commitments, participation by franchisees in brand strategies and the fact that franchisees are independent third parties that own, operate and are responsible for overseeing the operations of their restaurants. The Company’s predominantly franchised business model may also impact the ability of the Wendy’s system to effectively respond and adapt to market changes.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales.

The Company uses adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA, adjusted earnings per share and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure and guidance regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items as detailed in the reconciliation tables that accompany this release. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Venezuela and, beginning in the third quarter of 2018, Argentina due to the highly inflationary economies of those countries.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

Company-operated restaurant margin is defined as sales from Company-operated restaurants less cost of sales divided by sales from Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find every child in the North American foster care system a loving, forever home. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,700 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*	Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Senior Director - Investor Relations & Corporate FP&A

(614) 766-3977; greg.lemenchick@wendys.com

Media Contact:

Heidi Schauer

Senior Director - Corporate Communications & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Three and Twelve Month Periods Ended December 29, 2019 and December 30, 2018

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2019	2018	2019	2018
Revenues:
Sales	$176,761	$165,261	$707,485	$651,577
Franchise royalty revenue and fees	108,766	100,364	428,999	409,043
Franchise rental income	56,134	51,187	233,065	203,297
Advertising funds revenue	85,530	81,008	339,453	326,019

	427,191	397,820	1,709,002	1,589,936

Costs and expenses:
Cost of sales	151,434	138,867	597,530	548,588
Franchise support and other costs	23,863	6,650	43,686	25,203
Franchise rental expense	31,087	21,275	123,929	91,104
Advertising funds expense	81,085	76,855	338,116	321,866
General and administrative	53,940	71,425	200,206	217,489
Depreciation and amortization	33,718	34,230	131,693	128,879
System optimization (gains) losses, net	(121)	(455)	(1,283)	(463)
Reorganization and realignment costs	12,194	2,377	16,965	9,068
Impairment of long-lived assets	5,315	2,541	6,999	4,697
Other operating income, net	(2,041)	(1,744)	(11,418)	(6,387)

	390,474	352,021	1,446,423	1,340,044

Operating profit	36,717	45,799	262,579	249,892
Interest expense, net	(29,028)	(29,679)	(115,971)	(119,618)
Loss on early extinguishment of debt	(1,346)	—	(8,496)	(11,475)
Investment income, net	24,599	304	25,598	450,736
Other income, net	1,605	2,958	7,771	5,381

Income before income taxes	32,547	19,382	171,481	574,916
(Provision for) benefit from income taxes	(6,014)	(551)	(34,541)	(114,801)

Net income	$26,533	$18,831	$136,940	$460,115

Net income per share:
Basic	$.12	$.08	$.60	$1.93
Diluted	.11	.08	.58	1.88

Number of shares used to calculate basic income per share	227,441	234,574	229,944	237,797

Number of shares used to calculate diluted income per share	232,594	240,517	235,075	244,963

The Wendy’s Company and Subsidiaries

Consolidated Balance Sheets

As of December 29, 2019 and December 30, 2018

(In Thousands Except Par Value)

(Unaudited)

	December 29, 2019	December 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$300,195	$431,405
Restricted cash	34,539	29,860
Accounts and notes receivable, net	117,461	109,805
Inventories	3,891	3,687
Prepaid expenses and other current assets	15,585	14,452
Advertising funds restricted assets	82,376	76,509

Total current assets	554,047	665,718
Properties	977,000	1,023,267
Finance lease assets	200,144	189,969
Operating lease assets	857,199	—
Goodwill	755,911	747,884
Other intangible assets	1,247,212	1,294,153
Investments	45,949	47,660
Net investment in sales-type and direct financing leases	256,606	226,477
Other assets	100,461	96,907

Total assets	$4,994,529	$4,292,035

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	22,750	23,250
Current portion of finance lease liabilities	11,005	8,405
Current portion of operating lease liabilities	43,775	—
Accounts payable	22,701	21,741
Accrued expenses and other current liabilities	165,272	150,636
Advertising funds restricted liabilities	84,195	80,153

Total current liabilities	349,698	284,185
Long-term debt	2,257,561	2,305,552
Long-term finance lease liabilities	480,847	447,231
Long-term operating lease liabilities	897,737	—
Deferred income taxes	270,759	269,160
Deferred franchise fees	91,790	92,232
Other liabilities	129,778	245,226

Total liabilities	4,478,170	3,643,586
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 224,889 and 231,233 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,874,001	2,884,696
Retained earnings	185,725	146,277
Common stock held in treasury, at cost; 245,535 and 239,191 shares, respectively	(2,536,581)	(2,367,893)
Accumulated other comprehensive loss	(53,828)	(61,673)

Total stockholders’ equity	516,359	648,449

Total liabilities and stockholders’ equity	$4,994,529	$4,292,035

The Wendy’s Company and Subsidiaries

Consolidated Statements of Cash Flows

Twelve Month Periods Ended December 29, 2019 and December 30, 2018

(In Thousands)

(Unaudited)

	Twelve Months Ended
	2019	2018
Cash flows from operating activities:
Net income	$136,940	$460,115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	131,693	128,879
Share-based compensation	18,676	17,918
Impairment of long-lived assets	6,999	4,697
Deferred income tax	837	(6,568)
Non-cash rental expense (income), net	28,202	(17,043)
Change in operating lease liabilities	(41,911)	—
Net (recognition) receipt of deferred vendor incentives	(501)	139
System optimization (gains) losses, net	(1,283)	(463)
Gain on sale of investments, net	(24,496)	(450,000)
Distributions received from TimWen joint venture	13,400	13,390
Equity in earnings in joint ventures, net	(8,673)	(8,076)
Long-term debt-related activities, net	15,317	18,673
Other, net	(4,838)	5,178
Changes in operating assets and liabilities:
Accounts and notes receivable, net	16,935	13,226
Inventories	(163)	(434)
Prepaid expenses and other current assets	(1,569)	6,824
Advertising funds restricted assets and liabilities	(2,720)	13,955
Accounts payable	1,054	(145)
Accrued expenses and other current liabilities	5,034	23,963

Net cash provided by operating activities	288,933	224,228

Cash flows from investing activities:
Capital expenditures	(74,453)	(69,857)
Acquisitions	(5,052)	(21,401)
Dispositions	3,448	3,223
Proceeds from sale of investments	24,496	450,000
Notes receivable, net	(3,370)	959
Payments for investments	—	(13)

Net cash (used in) provided by investing activities	(54,931)	362,911

Cash flows from financing activities:
Proceeds from long-term debt	850,000	934,837
Repayments of long-term debt	(899,800)	(894,501)
Repayments of finance lease liabilities	(6,835)	(5,571)
Deferred financing costs	(14,008)	(17,340)
Repurchases of common stock, including accelerated share repurchase	(217,797)	(269,809)
Dividends	(96,364)	(80,532)
Proceeds from stock option exercises	28,328	45,228
Payments related to tax withholding for share-based compensation	(8,820)	(11,805)
Contingent consideration payment	—	(6,269)

Net cash used in financing activities	(365,296)	(305,762)

Net cash (used in) provided by operations before effect of exchange rate changes on cash	(131,294)	281,377
Effect of exchange rate changes on cash	3,489	(7,689)

Net (decrease) increase in cash, cash equivalents and restricted cash	(127,805)	273,688
Cash, cash equivalents and restricted cash at beginning of period	486,512	212,824

Cash, cash equivalents and restricted cash at end of period	$358,707	$486,512

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three and Twelve Month Periods Ended December 29, 2019 and December 30, 2018

(In Thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2019	2018	2019	2018
Net income	$26,533	$18,831	$136,940	$460,115
Provision for income taxes	6,014	551	34,541	114,801

Income before income taxes	32,547	19,382	171,481	574,916
Other income, net	(1,605)	(2,958)	(7,771)	(5,381)
Investment income, net	(24,599)	(304)	(25,598)	(450,736)
Loss on early extinguishment of debt	1,346	—	8,496	11,475
Interest expense, net	29,028	29,679	115,971	119,618

Operating profit	36,717	45,799	262,579	249,892
Plus (less):
Advertising funds revenue	(85,530)	(81,008)	(339,453)	(326,019)
Advertising funds expense	81,085	76,855	338,116	321,866
Depreciation and amortization	33,718	34,230	131,693	128,879
System optimization gains, net	(121)	(455)	(1,283)	(463)
Reorganization and realignment costs	12,194	2,377	16,965	9,068
Impairment of long-lived assets	5,315	2,541	6,999	4,697
Legal reserve for Financial Institutions case	—	27,500	(2,829)	27,500

Adjusted EBITDA	$83,378	$107,839	$412,787	$415,420

Revenues	$427,191	$397,820	$1,709,002	$1,589,936
Less:
Advertising funds revenue	(85,530)	(81,008)	(339,453)	(326,019)

Adjusted revenues	$341,661	$316,812	$1,369,549	$1,263,917

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three and Twelve Month Periods Ended December 29, 2019 and December 30, 2018

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2019	2018	2019	2018
Net income	$26,533	$18,831	$136,940	$460,115

Plus (less):
Advertising funds revenue	(85,530)	(81,008)	(339,453)	(326,019)
Advertising funds expense	81,085	76,855	338,116	321,866
System optimization gains, net	(121)	(455)	(1,283)	(463)
Reorganization and realignment costs	12,194	2,377	16,965	9,068
Impairment of long-lived assets	5,315	2,541	6,999	4,697
Loss on early extinguishment of debt	1,346	—	8,496	11,475
Gain on other investments in equity securities	(24,366)	—	(24,366)	—
Gain on sale of investment in Inspire Brands	—	(24)	—	(449,945)
Legal reserve for Financial Institutions case	—	27,500	(2,829)	27,500

Total adjustments	(10,077)	27,786	2,645	(401,821)
Income tax impact on adjustments (a)	1,769	(7,339)	(852)	82,997
Tax reform	—	91	—	2,167

Total adjustments, net of income taxes	(8,308)	20,538	1,793	(316,657)

Adjusted income	$18,225	$39,369	$138,733	$143,458

Diluted earnings per share	$.11	$.08	$.58	$1.88
Total adjustments per share, net of income taxes	(.03)	.08	.01	(1.29)

Adjusted earnings per share	$.08	$.16	$.59	$.59

(a)

The provision for (benefit from) income taxes on “System optimization gains, net” was $374 and $202 for the three months ended December 29, 2019 and December 30, 2018, respectively, and $482 and $(1,119) for the twelve months ended December 29, 2019 and December 30, 2018, respectively. The provision for income taxes on the “Gain on sale of investment in Inspire Brands” was $595 and $97,501 for the three and twelve months ended December 30, 2018. The provision for (benefit from) income taxes on all other adjustments (excluding the advertising funds adjustments) was calculated using an effective tax rate of 25.31% and 25.10% for the three months ended December 29, 2019 and December 30, 2018, respectively, and 25.33% and 25.38% for the twelve months ended December 29, 2019 and December 30, 2018, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Twelve Month Periods Ended December 29, 2019 and December 30, 2018

(In Thousands)

(Unaudited)

	Twelve Months Ended
	2019	2018
Net cash provided by operating activities	$288,933	$224,228
Less:
Capital expenditures	(74,453)	(69,857)
Advertising funds impact (a)	1,383	(18,108)
Tax effect of gain on other investments in equity securities	5,117	—
Tax effect of sale of investment in Inspire Brands	—	95,038

Free cash flow	$220,980	$231,301

(a)

Advertising funds impact for 2019 and 2018 includes the net change in the restricted operating assets and liabilities of the funds of $(2,720) and $13,955, respectively, and the excess of advertising funds revenue over advertising funds expense included in net income of $1,337 and $4,153, respectively.

The Wendy’s Company and Subsidiaries

Segmented Operational Highlights

Twelve Month Periods Ended December 29, 2019 and December 30, 2018

(Unaudited)

Operational Highlights - New Segment Reporting Structure(1)

	Fourth Quarter		Full Year
	2019	2018	2019	2018
Systemwide Sales Growth(2)
U.S.	5.9%	0.8%	4.2%	1.5%
International(3)	6.3%	11.7%	6.7%	10.8%
Global	5.9%	1.9%	4.4%	2.5%

Same-Restaurant Sales Growth(2)
U.S.	4.5%	(0.1)%	2.9%	0.6%
International(3)	2.7%	2.3%	3.2%	4.7%
Global	4.3%	0.1%	2.9%	1.0%

Restaurant Openings
U.S. - Total / Net	39 / 27	39 / 33	107 / 42	97 / 41
International - Total / Net	32 / 18	14 / 9	75 / 35	62 / 36
Global - Total / Net	71 / 45	53 / 42	182 / 77	159 / 77

Systemwide Sales (In US$ Millions)(4)
U.S.	$2,447	$2,310	$9,763	$9,371
International(3)	$304	$287	$1,182	$1,142
Global	$2,751	$2,597	$10,944	$10,513

Global Reimaging Completion Percentage (Life-to-date)			58%	50%

(1) As of Q4 2019, the Company has revised its segment disclosures and will now be reporting on three segments which are Wendy’s U.S., Wendy’s International and Global Real Estate & Development. This table presents how the Company’s operational highlights would have appeared for the fourth quarter and full year under the Company’s new segment reporting structure.

(2) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(3) Excludes Venezuela, and beginning in the third quarter of 2018, Argentina.

(4) Systemwide sales include sales at both Company-operated and franchise restaurants.